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                                                                   EXHIBIT 21.1

                              JASON INCORPORATED
                                 SUBSIDIARIES
                                     1O-K




                                                                                               PERCENT OF
                       SUBSIDIARY                          COUNTRY                             OWNERSHIP
                       ----------                          ------                              ----------

Braden Construction Services, Inc                           U.S.                                  100%
Braden Europe, BV                                           Netherlands                           100%
Deltak Construction Services, Inc                           U.S.                                  100%
JacksonLea Canada, a subsidiary of Jason Canada             Canada                                100%
JacksonLea de Mexico                                        Mexico                                100%
Janesville de Mexico                                        Mexico                               79.2%
Jason Canada Incorporated                                   Canada                                100%
Jason Industrial Products International Corporation         Barbados                              100%
Jason Ohio Corporation                                      U.S.                                  100%
Jason, GmbH                                                 Germany                               100%
Osborn de Mexico                                            Mexico                                100%
Osborn de Venezuela                                         Venezuela                             100%
Shanghai JacksonLea Polishing Materials Co., Ltd.           P.R.C.                                 50%
Shenzhen Deltak Energy Systems Company, Ltd.                P.R.C.                                 60%
Suroflex, Gmbh                                              Germany                                51%
